SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549-1004

                             FORM 8-K

                           CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) March 1, 2005
                         -------------------
                         NORTHEAST UTILITIES
                         --------------------
            (Exact name of registrant as specified in its charter)

         MASSACHUSETTS               1-5324           04-2147929
   ----------------------         ------------      ---------------
(State or other jurisdiction of   (Commission       (I.R.S. Employer
     organization)                File Number)      Identification No.)

           ONE FEDERAL STREET, BUILDING 111-4, SPRINGFIELD
             MASSACHUSETTS                        01105
   -----------------------------------------------------------------
       (Address of principal executive offices)  (Zip Code)

                           (860) 665-5500
        (Registrant's telephone number, including area code)

                          Not Applicable
                          --------------
     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 1, 2005, the Compensation Committee of the Board of Trustees of Northeast Utilities (the 'Company') approved the payment of discretionary annual incentive awards for 2004 and approved the 2005 Annual Incentive Program and the 2005-2007 Long-Term Incentive Program under the Northeast Utilities Incentive Plan. These actions are further described below.

1. 2004 Discretionary Annual Incentive Awards. The Compensation Committee paid the following cash awards to certain Executive Officers in recognition of strong performance of the regulated operating companies, corporate staff units, and certain segments of the competitive business which achieved or exceeded the goals established for those units. All awards paid to these Executive Officers were reduced significantly in light of the underperformance in certain other segments of the competitive business. Awards equivalent to 45% of the 2004 Annual Incentive Program pool at target were made. These awards are considered discretionary and, as such, a portion of the payments to certain of the executives may not be deductible by the Company for 2005 federal income tax purposes.

Charles W. Shivery      $200,000
David H. Boguslawski    $ 42,957
Cheryl W. Grise'        $234,949
Gregory B. Butler       $ 75,316
Leon J. Olivier         $143,521

2.  2005 Annual Incentive Program Approved.  The 2005 Annual
Incentive Program under the Northeast Utilities Incentive Plan for executive officers of the Company is significantly revised from the 2004 program to more directly relate an individual's incentive payout to the performance of the specific business that he or she can directly impact. Performance metrics are established that reflect the financial, strategic and operational goals that measure business success at each executive level. In addition, adjusted net income financial performance thresholds are set by the Compensation
Committee that must be achieved before an individual can be eligible for an incentive award. Target incentive opportunities for executives under this Program are established using survey data for individuals in comparable positions and markets. Incentive awards, if any, are paid in cash after the end of 2005.

3.   2005-2007 Long-Term Incentive Program Approved.  The
Compensation Committee of the Company approved the Long-Term Incentive Program for 2005 through 2007, under which awards of restricted share units and three-year performance cash units are made. Target incentive opportunities for executives under this Program are established using survey data for individuals in comparable positions and markets.

     Restricted share units are awarded from a pool whose value before adjusting for performance is half of the long-term incentive program at target. The size of the pool of restricted share units is established based on corporate achievement of the previous year's goals, that year's contribution to the Company's longer-term strategic direction and the need to motivate future performance. The actual number of restricted share units awarded to each officer is based on a target that is adjusted to reflect performance and contribution of the individual. These restricted share units vest over three years and payment of half of the vested units is deferred an additional four years beyond vesting to further increase share ownership by executives.

     Half of the Long-Term Incentive Program value at target is awarded as three-year performance cash units to officers. Performance cash units will be valued at the end of the three-year performance period that ends December 31, 2007, assessed on the degree of achievement of pre-defined levels of cumulative adjusted net income, return on equity, time-weighted average credit ratings, and total shareholder return as compared to a group of comparable utility companies. The ultimate value of the performance cash units, if any, will be determined at the end of the three-year performance period and paid in cash.

                          [SIGNATURE PAGE TO FOLLOW]


                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         NORTHEAST UTILITIES
                        (Registrant)


                        By:  /s/ Randy A. Shoop
                             Name:  Randy A. Shoop
                             Title:  Vice President and Treasurer



Date:  March 7, 2005